Exhibit 99.1

Harvard Bioscience Announces Third Quarter 2024 Financial Results

HOLLISTON, Mass., November 7, 2024 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the third quarter ended September 30, 2024.

Jim Green, Chairman and CEO, said, “Our third quarter revenues continued to reflect the effects of the challenging market environment. Our migration to a single US enterprise resource planning system, completed in the third quarter, supports operating efficiencies as well as improvements in inventory and supply chain management going forward. We have stayed focused on managing costs and have implemented additional cost reduction actions that we expect to result in incremental quarterly cost savings of $1 million beginning in Q4.”

Green continued, “We’re happy to see expanding adoption of our new telemetry, neuro-behavior and bioproduction products. We’re especially pleased by the growth of our breakthrough MeshMEA™ organoid systems, led by early adopters including leading academic researchers, and now CRO and BioPharma customers.”

Financial Results Summary	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, $ in millions except per share data)	2024	2023	2024	2023
Revenues	$22.0	$25.4	$69.6	$84.1
Gross margin	58.1%	58.1%	58.6%	59.2%
Operating (loss) income (GAAP)	$(1.9)	$(0.9)	$(6.2)	$1.6
Adjusted operating income	$0.8	$1.8	$2.8	$9.8
Net loss (GAAP)	$(4.8)	$(1.2)	$(12.4)	$(1.6)
Diluted loss per share (GAAP)	$(0.11)	$(0.03)	$(0.29)	$(0.04)
Diluted adjusted (loss) earnings per share	$(0.02)	$0.01	$(0.00)	$0.11
Adjusted EBITDA	$1.3	$2.2	$4.2	$10.9
Adjusted EBITDA margin	6.0%	8.9%	6.0%	13.0%
Cash flow (used in) provided by operations	$(0.8)	$4.4	$(0.3)	$9.7

Third Quarter 2024 Results

For the third quarter of fiscal 2024, the Company reported revenues of $22.0 million compared to $25.4 million in the third quarter of fiscal 2023. Gross margin for the three months ended September 30, 2024 and 2023 was 58.1% despite the lower revenue in the current year period due to a stronger product mix, offset by lower absorption of fixed manufacturing costs.

Net loss for the third quarter of 2024 was $(4.8) million compared to a net loss of $(1.2) million in the third quarter of 2023. The loss for the third quarter of 2024 included a non-cash charge of $1.2 million resulting from the settlement of the Company’s obligations under a defined benefit plan. The prior year period included a benefit of $1.2 million from a mark-to-market adjustment of marketable securities. Adjusted EBITDA for the third quarter of 2024 was $1.3 million, compared to $2.2 million in the third quarter of the prior year.

Nine Months Ended September 30, 2024 Results

For the nine months ended September 30, 2024, revenues were $69.6 million, compared to $84.1 million in the same period in 2023. Gross margin for the nine months ended September 30, 2024 was 58.6% compared with 59.2% in the comparable period of the prior year.

Net loss for the nine months ended September 30, 2024 was ($12.4) million compared to a net loss of $(1.6) million in the same period of 2023, primarily due to the impact of lower revenues, partially offset by reduced operating expenses and cost reduction actions taken earlier this year. Adjusted EBITDA for the nine months ended September 30, 2024 was $4.2 million, compared to adjusted EBITDA of $10.9 million for the comparable period of 2023.

Cash Flows and Liquidity

Cash used in operations was $(0.8) million during the three months ended September 30, 2024 compared to cash provided by operations of $4.4 million in the same period in 2023. Cash used in operations was $(0.3) million during the nine months ended September 30, 2024 compared to cash provided by operations of $9.7 million in the same period in 2023.

The Company is currently unable to make additional borrowings under its revolving credit facility due to the net leverage ratio requirements of its Credit Agreement. Based on its current operating plans, the Company expects that its available cash and cash generated from operations will be sufficient to finance operations and capital expenditures for at least the next 12 months.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

2024 Q4 Guidance

Given the challenging market environment, the Company now expects Q4 2024 revenues of $23 to $26 million. The Company expects Q4 2024 gross margins of approximately 59% to 60% and adjusted EBITDA margin in the mid-teens.

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins.

Analysts who would like to join the call and ask a question must register here (https://edge.media-server.com/mmc/p/jadtkmij). Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who would like to join the audio-only webcast should go to our events and presentations on the investor website here (https://edge.media-server.com/mmc/p/i9azz8io).

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, and net debt. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, other operating expenses, loss on equity securities, income taxes, and the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which is included below in this press release.

With respect to non-GAAP forward-looking measures, we provide an outlook for adjusted EBITDA margin. Many of the items that we exclude from this forward-looking measure calculation are less capable of being controlled or reliably predicted by management. These items could cause the forward-looking measures presented in our outlook statements to vary materially from our GAAP results.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, gross margins, earnings, cash and debt position, growth and the introduction of new products, the strength of the Company’s market position and business model and anticipated macroeconomic conditions. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Company Contact:	Investors Contact:
Jennifer Cote	Three Part Advisors
Chief Financial Officer	Sandy Martin
(508) 893-3120	HBIO@threepa.com
(214) 616-2207

HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Revenues	$21,970	$25,363	$69,579	$84,097
Cost of revenues	9,205	10,636	28,824	34,351
Gross profit	12,765	14,727	40,755	49,746

Operating expenses:
Sales and marketing expenses	5,518	5,732	16,817	17,888
General and administrative expenses	5,041	5,807	16,690	17,494
Research and development expenses	2,567	2,760	8,078	8,614
Amortization of intangible assets	1,334	1,361	3,998	4,138
Other operating expenses	179	-	1,394	-
Total operating expenses	14,639	15,660	46,977	48,134

Operating (loss) income	(1,874)	(933)	(6,222)	1,612

Other income (expense):
Interest expense	(856)	(882)	(2,356)	(2,797)
Loss on pension settlement	(1,243)		(1,243)
Gain (loss) on equity securities	-	1,208	(1,593)	(373)
Other (expense) income, net	(518)	45	(841)	105
Total other expense	(2,617)	371	(6,033)	(3,065)
Loss before income taxes	(4,491)	(562)	(12,255)	(1,453)
Income tax expense	311	677	168	144
Net loss	$(4,802)	$(1,239)	$(12,423)	$(1,597)

Loss per common share:
Basic and diluted	$(0.11)	$(0.03)	$(0.29)	$(0.04)

Weighted-average common shares:
Basic and diluted	43,614	42,688	43,499	42,345

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$4,569	$4,283
Accounts receivable, net	12,831	16,099
Inventories	25,990	24,716
Other current assets	3,401	3,940
Total current assets	46,791	49,038
Property, plant and equipment	5,221	3,981
Goodwill and other intangibles	69,780	73,101
Other long-term assets	9,447	11,246
Total assets	$131,239	$137,366

Liabilities and Stockholders' Equity
Current portion, long-term debt	$3,606	$5,859
Other current liabilities	19,145	20,683
Total current liabilities	22,751	26,542
Long-term debt, net	34,252	30,704
Other long-term liabilities	8,914	7,046
Stockholders’ equity	65,322	73,074
Total liabilities and stockholders’ equity	$131,239	$137,366

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(4,802)	$(1,239)	$(12,423)	$(1,597)
Adjustments to operating cash flows	3,432	2,010	11,480	9,111
Changes in operating assets and liabilities	528	3,590	658	2,211
Net cash (used in) provided by operating activities	(842)	4,361	(285)	9,725

Cash flows from investing activities:
Additions to property, plant and equipment	(880)	(217)	(2,343)	(958)
Acquisition of intangible assets	(231)	(184)	(454)	(292)
Proceeds from sale of product line	-	-	-	512
Proceeds from sale of marketable equity securities	-	-	1,919	-
Net cash used in investing activities	(1,111)	(401)	(878)	(738)

Cash flows from financing activities:
Borrowing from revolving line of credit	3,250	1,000	8,800	3,500
Repayment of revolving line of credit	-	(3,000)	(2,550)	(8,450)
Repayment of term debt	(1,000)	(750)	(5,023)	(3,341)
Payment of debt issuance costs	(161)		(161)	-
Proceeds from exercise of employee stock options and purchases	15	-	219	724
Taxes paid related to net share settlement of equity awards	-	-	(59)	(451)
Net cash provided by (used in) financing activities	2,104	(2,750)	1,226	(8,018)

Effect of exchange rate changes on cash and cash equivalents	370	(194)	223	(137)
Increase in cash and cash equivalents	521	1,016	286	832
Cash and cash equivalents at the beginning of period	4,048	4,324	4,283	4,508
Cash and cash equivalents at the end of period	$4,569	$5,340	$4,569	$5,340

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data and percentages)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP operating (loss) income	$(1,874)	$(933)	$(6,222)	$1,612
Stock-based compensation	1,053	1,363	3,379	3,618
Acquired asset depreciation & amortization	1,343	1,369	4,017	4,167
Other operating expenses (1)	179	-	1,394	-
Other adjustments	137	42	256	450
Adjusted operating income	$838	$1,841	$2,824	$9,847

Operating margin	(8.5%)	(3.7%)	(8.9%)	1.9%
Adjusted operating margin	3.8%	7.3%	4.1%	11.7%

GAAP net loss	$(4,802)	$(1,239)	$(12,423)	$(1,597)
Stock-based compensation	1,053	1,363	3,379	3,618
Acquired asset depreciation & amortization	1,343	1,369	4,015	4,167
Other operating expenses (1)	179	-	1,394	-
Pension settlement expense	1,243	-	1,243	-
Other adjustments	137	42	256	46
(Gain) loss on equity securities	-	(1,208)	1,593	374
Income taxes	(214)	196	377	(1,919)
Adjusted net (loss) income	(1,061)	523	(166)	4,689
Depreciation & amortization	475	405	1,383	1,054
Interest and other expense, net	1,374	837	3,197	3,095
Adjusted income taxes (2)	525	481	(209)	2,063
Adjusted EBITDA	$1,313	$2,246	$4,205	$10,901
Adjusted EBITDA margin	6.0%	8.9%	6.0%	13.0%

Diluted loss per share (GAAP)	$(0.11)	$(0.03)	$(0.29)	$(0.04)

Diluted adjusted earnings per share	$(0.02)	$0.01	$(0.00)	$0.11
Weighted-average common shares:
Diluted GAAP	43,614	42,688	43,499	42,345

Diluted Adjusted	43,614	44,563	43,499	44,195

(1)	Other operating expenses for the three months ended September 30, 2024 includes $0.2 million of restructuring-related charges. Other operating expenses for the nine months ended September 30, 2024 includes a $0.5 million commission fee paid in connection with the receipt of employee retention credits, a loss of $0.3 million related to an unclaimed property audit, and $0.6 million of restructuring-related charges.

(2)	Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

	September 30, 2024	December 31, 2023
Debt, including unamortized deferred financing costs	$37,858	$36,563
Unamortized deferred financing costs	492	560
Cash and cash equivalents	(4,569)	(4,283)
Net debt	$33,781	$32,840